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                                                                    EXHIBIT 1.1




                               ACT NETWORKS, INC.

                                3,000,000 Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT


June __, 1996


HAMBRECHT & QUIST LLC
WESSELS, ARNOLD & HENDERSON, L.L.C.
         As Representatives of the Underwriters
         c/o Hambrecht & Quist LLC
         One Bush Street
         San Francisco, CA 94104

Ladies and Gentlemen:

         ACT Networks, Inc., a Delaware corporation (herein called the Company), proposes to issue and sell 1,510,000 shares of its authorized but unissued common stock, $.001 par value (herein called the Common Stock), and the stockholders of the Company named in Schedule II hereto (herein collectively called the Selling Securityholders) propose to sell an aggregate of 1,490,000 shares of Common Stock of the Company (said 3,000,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 450,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333-______), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the
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requirements of Rule 430A of the rules and regulations of the Commission)
heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement, or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SECURITYHOLDERS.

                 (a) The Company hereby represents and warrants as follows:

                          (i)     Each of the Company and its subsidiaries have
been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                          (ii)    Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of



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business, the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                          (iii)   The Registration Statement and the Prospectus
comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus as set forth in Section 4(b) of this Agreement.

                          (iv)    The outstanding capital stock has been
validly authorized, is fully paid and nonassessable, was issued in compliance with applicable federal and state securities laws, and was issued free of any preemptive right, right of first refusal or similar right. The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein. No preemptive right, or right of refusal in favor of the Company, pursuant to the Certificate of Incorporation or Bylaws of the Company exists with respect to the Stock being sold by the selling Securityholders or the issue and sale of the Stock. There is no contractual preemptive right, right of first refusal, right of co-sale or similar right which exists with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock that has not been waived.

                          (v)     The Registration Statement has become
effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or suspending or preventing he use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

                          (vi)    The execution and delivery by the Company of
and the performance by the Company of its obligations under this Agreement, and the issue and sale by the Company of the shares of Stock to be sold by the Company as provided herein will not conflict with, or result in a





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breach of, the Certificate of Incorporation or Bylaws of the Company or any
material agreement or instrument to which the Company is a party or any applicable law or regulation, or any judgment, order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality.

                          (vii)   All holders of securities of the Company
having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company, have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

                          (viii)  No consent, approval, authorization or order
of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been (or will before the Closing Date have been) obtained under the Securities Act, the Exchange Act (as hereinafter defined) and such as may be required under the state securities or blue sky laws and the rules and regulations of the NASD (as herein defined) in connection with the purchase and distribution of the Stock by the Underwriters.

                          (ix)    To the Company's knowledge, neither the
Company or its subsidiaries are infringing or otherwise violating any patent, copyright, trade secret, trademark, service mark, trade name, technology, know-how or other proprietary information or material of others. Except as disclosed in the Prospectus, neither the Company or any of its subsidiaries has received any notice of infringement or conflict with (and the Company knows of no conflict or infringement with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could result in any material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. To the Company's knowledge, there is no infringement by others of any of the Company's or its subsidiaries' patents, copyrights, trade secrets, trademarks, service marks, trade names, technology, know-how or other proprietary information or materials which could affect materially the use thereof by the Company and its subsidiaries, taken as a whole.

                          (x)     To the Company's knowledge, the Company and
its subsidiaries own or possesses sufficient licenses or other rights to use all patents, copyrights, trade secrets, trademarks, service marks, trade names, technology, know-how or other proprietary information or materials that are material to the conduct of the business being conducted by the Company and its subsidiaries as described in the Prospectus.

                          (xi)    This Agreement has been duly authorized,
executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                          (xii)   There is no legal or governmental proceeding
pending or, to the Company's knowledge after due inquiry, threatened to which the Company or its subsidiaries are party or to which any of the properties of the Company is subject that is required to be described in





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the Registration Statement or the Prospectus and is not so described which (i)
is likely to result in any material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; or (ii) might prevent consummation of the transactions contemplated hereby. There is no statue, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed.

                          (xiii)  The Company and its subsidiaries, or
resellers of the Company's products, have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file such would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                          (xiv)   To the Company's knowledge after due inquiry,
the Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                          (xv)    The cost and liabilities, if any, associated
with the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                          (xvi)   The Company is not, and upon receipt and
pending application of the net proceeds from the sale of the Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                          (xvii)  The Common Stock is listed on the National
Association of Securities Dealers Automated Quotation ("Nasdaq") National
Market.





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                 (b)      Each of the Selling Securityholders hereby represents
and warrants as follows:

                          (i)     Such Selling Securityholder has good and
marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of U.S. Stock Transfer Corporation, as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                          (ii)    Certificates in negotiable from for the
shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian. Such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for or referred to in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event. If any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                          (iii)   Such Selling Securityholder has reviewed the
Registration Statement and Prospectus. Although such Selling Securityholder has not independently verified the accuracy or completeness of the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) on the Effective Date, the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased would contain any untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that such Selling Securityholder makes no representations and warranties as to information contained in or omitted from the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on





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behalf of the Underwriters for use in the Registration Statement or the
Prospectus as set forth in Section 4(b) of this Agreement.

                          (iv)    All information furnished in writing by or on
behalf of such Selling Securityholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct, and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

                          (v)     The execution and delivery by such Selling
Securityholder of, and the performance by such Selling Securityholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Securityholder and U.S. Stock Transfer Corporation, as Custodian, relating to the deposit of the Underwritten Stock to be sold by such Selling Securityholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Securityholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate or articles of incorporation or by-laws of such Selling Securityholder (if such Selling Securityholder is a corporation), or any material agreement or other instrument binding upon such Selling Securityholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Securityholder, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by such Selling Securityholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Securityholder, except such as may be required by the NASD (as hereinafter defined) or under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Stock by the Underwriters.

                          (vi)    Such Selling Securityholder has, and on the
Closing Date will have, the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement, and the Power of Attorney and to sell, transfer and deliver the Stock to be sold by such Selling Securityholder.

                          (vii)   Each of this Agreement, the Custody Agreement
and the Power of Attorney has been duly authorized, executed and delivered by such Selling Securityholder and constitutes a valid and binding obligation of such Selling Securityholder enforceable in accordance with its terms.

         3.      PURCHASE OF THE STOCK BY THE UNDERWRITERS.

                 (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,510,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in
Schedule II opposite the





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name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in
Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $______ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in
Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase from the Company and the Selling Securityholders only the respective number of shares of the Underwritten Stock specified in Schedule I.

                 (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the nondefaulting Underwriters shall have the right within twenty-four (24) hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the nondefaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each nondefaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the nondefaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within twenty-four (24) hours next succeeding the twenty-four (24) hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven (7) business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the





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Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the nondefaulting Underwriters nor the Company and the Selling Securityholders shall make arrangements within the twenty-four (24) hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any nondefaulting Underwriter and without any liability on the part of any nondefaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 2.

                 (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.      OFFERING BY UNDERWRITERS.

                 (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

                 (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company and the Selling Securityholders that the





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
statements made therein are true and correct and do not omit to state any material fact necessary in order to make the statements therein not misleading.

         5.      DELIVERY OF AND PAYMENT FOR THE STOCK.

                 (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two (2) full business days preceding the Closing Date), and payment therefor, shall be made at the Newport Beach office of Brobeck, Phleger & Harrison, counsel to the Company, at 7:00 a.m., San Francisco time, on the fifth full business day after the date of this Agreement, or at such time on such other day, not later than seven (7) full business days after such fifth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

                 (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two (2) full business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the Newport Beach office of Brobeck, Phleger & Harrison, at 7:00 a.m., San Francisco time, on the third full business day after the exercise of such option.

                 (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks in next day funds (and the Company and the Selling Securityholders agree not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company or the Custodian, as the case may be). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least three (3) full business days before the Closing Date, in the case of Underwritten Stock, and at least one (1) full business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 not less than one
(1) full business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.





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         6.      FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING
SECURITYHOLDERS. Each of the Company and, for the purposes of paragraph (m) of this Section only, the Selling Securityholders respectively covenants and agrees as follows:

                 (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

                 (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii), the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

                 (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                 (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations and the rules and regulations of the NASD thereunder for such period.

                 (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                 (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

                 (g) During a period of five (5) years commencing with the date hereof, the Company will furnish to each Underwriter who may so request in writing copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with Commission.

                 (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effectiveness of the Company's initial public offering, the Company will make generally available to its security holders an earnings statement in accordance with
Section 11(a) of the Securities Act and Rule 158 thereunder.

                 (i) The Company agrees to pay all costs and expenses incident to the performance of their obligations under this Agreement, including all costs and expenses incident to (A) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (B) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this
Section 6 to be so furnished, (C) the printing of this Agreement and related documents delivered to the Underwriters, (D) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (E) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (F) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholders.

                 (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

                 (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

                 (l) The Company agrees that, without the prior written consent of Hambrecht & Quist LLC, the Company will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of ninety (90) days following the effective date of the Registration Statement other than (i) the Stock to be sold to the Underwriters pursuant to this Agreement, (ii) shares of Common Stock issued upon the exercise of options granted under the stock option plans of the Company currently in existence (the "Option Plans"), (iii) options to purchase Common Stock granted under the Option Plans to the extent shares are currently reserved for issuance under the Option Plan, provided that each optionee who is entitled to purchase and sell shares under such option during such ninety (90) day period signs an agreement reasonably acceptable to the Underwriters, precluding such optionee from directly or indirectly, selling, offering, contracting to sell, making any short sale, pledging or otherwise disposing of such option or any of the securities or rights underlying such option during such ninety (90) day period, naming the Underwriters as third party beneficiaries, and (iv) shares of common stock issuable upon the exercise of warrants outstanding as of the date of this Agreement. For purposes of this paragraph (l), a sale, offer or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A.

                 (m) Each of the Selling Securityholders agrees that, without your prior written consent, it will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of ("Sell") any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of ninety (90) days following the effective date of the Registration Statement, except for (i) the exercise of outstanding options, provided that the Selling Securityholder will not Sell shares acquired on such exercise during such ninety (90) day period and (ii) shares acquired under the Company's existing Employee Stock Purchase Plan.

                 (n) If at any time during the twenty-five (25) day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                 (o) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                 (p) The Company agrees not to release or amend any restrictions on the Company's shares issued to the former shareholders of Presticom Inc. without the written consent of Hambrecht & Quist LLC.

         7.      INDEMNIFICATION AND CONTRIBUTION.

                 (a)      Subject to the provisions of paragraph (f) of this
Section 7, the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange
Act), or the common law or otherwise, and the Company and the Selling Securityholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of
Section 6 hereof, and (3) each Selling Securityholder who is not an executive officer of the Company shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in
Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock and shall be in addition to any liabilities which the Company or such Selling Securityholders may otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholders and each person, if any, controlling such Selling Securityholder within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b)(i) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party, (ii) shall survive the delivery of and payment for the Stock, and (iii) shall be in addition to any liabilities which each Underwriter may otherwise have.

                 (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

                 (d) If the indemnification provided for this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party shall, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7
(i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                 The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' and Selling Securityholders' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

                 (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, which will not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                 (f) The Underwriters will not, without the prior written consent of the Company, which will not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been or will be sought hereunder (whether or not the Company or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding).

                 (g) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (a) of Section 2 hereof (if applicable) and under the indemnity, contribution and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the net amount received (after underwriting discounts) by such Selling Securityholder through the sale of Stock to the Underwriters. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or material adverse change in economic or political conditions, the effect of which on the financial markets of the United States would, in the Underwriter's reasonable judgement, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the NASD Automated Quotation System ("Nasdaq") or the Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j)) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

                 (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

                 (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters.

                 (c) You shall have received from Brobeck, Phleger and Harrison, counsel for the Company and the Selling Securityholders, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, with such changes as may be approved by you or your counsel, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

                 (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment,
(iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

                 (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct in all material respects.

                 (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by or on behalf of the Selling Securityholders to the effect that (i) all the representations and warranties of the Selling Securityholders contained in this Agreement shall be true and correct in all material respects, and (ii) the Selling Securityholders shall have performed or complied with any of the conditions required to be performed or complied with by them under this Agreement.

                 (g) You shall have received from Ernst & Young LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Stock is purchased on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Stock is purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

                 (h) You shall have received from Ernst & Young LLP, a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at March 31, 1996, did not disclose any weakness in internal controls that they considered to be material weaknesses.

                 (i) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

                 (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

                 (k) On or prior to the Closing Date, you shall have received from each director and officer of the Company, whether or not the individual owns securities of the Company, and from each stockholder and each holder of an option or other right to acquire the Company's securities who holds in excess of one (1) percent of the Company's outstanding Common Stock on a fully diluted basis, an agreement with you that without your prior written consent, each of such individuals or entities will not, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period equal to ninety (90) days following the effective date of the Registration Statement.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any material agreement herein, to fulfill any of the material conditions herein, or to comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligations of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that
(a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j)) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 188 Camino Ruiz, Camarillo, California 93012, Attention: Martin Shum; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Attention: Martin Shum or Melvin L. Flowers at 188 Camino Ruiz, Camarillo, California 93012. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(I) and (m) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company and to the Selling
Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

Very truly yours,


ACT Networks, Inc.
A Delaware Coloration



By:      __________________________________________________
         Martin Shum
         President and Chief Executive Officer


SELLING SECURITYHOLDERS:


[Names to Come]


By:      __________________________________________________
         Martin Shum, Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
WESSELS, ARNOLD & HENDERSON, L.L.C.
As Representatives of the Underwriters
         By Hambrecht & Quist LLC



By:      ___________________________________________________
         Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                                         Number of Shares
                                 Underwriters                                             to be Purchased
 -----------------------------------------------------------------------------            ---------------
 Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 Wessels, Arnold & Henderson, L.L.C  . . . . . . . . . . . . . . . . . . . . . .
                                                                                             ---------
           Total:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,000,000
                                                                                             =========

                                    ANNEX A


      Matters to be Covered in the Opinion of Brobeck, Phleger & Harrison
                            Counsel for the Company
                        and the Selling Securityholders


         (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

         (ii) the authorized capital stock of the Company consists of __________ shares of Common Stock, $.001 par value, of which there are outstanding __________ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof but excluding any warrants or options disclosed in the Prospectus exercised subsequent to March 31, 1996); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; and no preemptive rights exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or similar rights which exist or that have not been waived with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock; [To be adjusted to reflect an exercise of the over-allotment option].

         (iii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect, to such counsel's knowledge, and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

         (iv) the Registration Statement and the Prospectus (except as to the financial statements, including supporting schedules and notes thereto, and the schedules and financial and statistical data derived therefrom, as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and with the rules and regulations. For purposes of this opinion, such counsel has assumed the accuracy and completeness of the information contained in the Registration Statement and Prospectus);

         (v) although such counsel has not verified the accuracy or completeness of the statements contained in the Statement and Prospectus, nothing has come to the attention of such counsel which caused them to believe that the Registration Statement (except as to the financial statements, including supporting schedules and notes thereto, and the schedules and financial and statistical data derived therefrom, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements, including supporting schedules and notes thereto, and the schedules and financial and statistical data derived therefrom, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; [To be adjusted to reflect an exercise of the over-allotment option].

         (vi) the information required to be set forth in the Registration Statement in answer to Items 10 (insofar as it relates to such counsel) and 11(c) of Form S-3 is to such counsel's knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such Items;

         (vii) the information required to be set forth in the Registration Statement in answer to Item 9 of Form S-3 to the extent that it constitutes summaries of matters of law or legal conclusions, to such counsel's knowledge fairly presents in all material respects information required under the applicable disclosure requirements of Regulation S-K;

         (viii) to such counsel's knowledge, there are no material franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

         (ix) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company;

         (x) to such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have been included securities in the Registration Statement pursuant to the exercise of such rights;

         (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act or such as may be required under state securities or Blue Sky laws or by the NASD, in connection with the purchase and distribution of the Stock by the Underwriters;

         (xii) the statements in the Prospectus under the caption "Risk Factors -- Shares Eligible for Future Sale," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

         (xiii) to such counsel's knowledge, each of the Underwriting Agreement, the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of each of the Selling Securityholders;

         (xiv) to such counsel's knowledge, good and marketable title to the shares of Stock to be sold by each of the Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, will be transferred to the Underwriters who severally purchase such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchase the same in good faith without notice of any adverse claims;

         (xv)    to such counsel's knowledge, each of the Selling
Securityholders has the legal right and power, and all authorization and approval required by law, to enter into the Underwriting Agreement and the Custody Agreement and the Power of Attorney of such Selling Securityholder and to sell, transfer and deliver the Stock to be sold by such Selling Securityholder;

         In rendering its opinion, such counsel need not express any opinion with respect to the laws of any jurisdiction other than the State of California, the Delaware General Corporation Law, and the applicable laws of the United States of America. Counsel rendering the foregoing opinion may rely upon representations or certificates of officers of the Company, the Selling Securityholders or officers of the Selling Securityholders when the Selling Securityholder is not a natural person (including, without limiting, the representations set forth in the Underwriting Agreement, the Power of Attorney and the Custody Agreement), and of government officials.

         Such counsel shall state that, in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, such counsel also participated in conferences with certain offices and other representatives of the Company, including its independent auditors and with the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed. Such counsel has not, however, except with respect to matters expressly covered above by this opinion, independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus.

         The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement (other than performance of the Company's indemnification and contribution obligations thereunder, concerning which such counsel expresses no opinion), and the issue and sale by the Company of the shares of Stock to be sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in the breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement filed as an Exhibit to the Registration Statement, or so far as is known to such counsel, any judgment, order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality having jurisdiction over the Company or any of its subsidiaries; provided, however, that such counsel expresses no opinion concerning state securities or Blue Sky laws.